Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

December 2008 Performance Update

The Frontier Fund Supplement Dated January 8, 2009 to Prospectus Dated May 27, 2008

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2	December 31, 2008 MTD	December 31, 2008 YTD	NAV / Unit
Balanced Series-2	3.13%	27.18%	$142.44
Balanced Series-2a	3.18%	27.06%	$121.30
Campbell/Graham/Tiverton Series-2	3.51%	23.90%	$124.14
Currency Series-2	1.67%	-1.53%	$109.30
Long/Short Commodity Series-2	1.62%	1.95%	$109.28
Winton/Graham Series-2	1.72%	25.99%	$131.49
Winton Series-2	2.41%	18.07%	$140.04
Long Only Commodity Series-2	-6.41%	-35.28%	$74.46
Managed Futures Index Series-2	2.41%	33.79%	$139.70

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of December 31, 2008. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$314,949.54
Unrealized trading gain/(loss)			2,139,455.07
Less: commissions			(33,665.40)
Less: FCM fees			(34,126.73)
Foreign currency gain/(loss)			16,395.95
Interest income			46,078.59

Total Income			2,449,087.02

EXPENSES

Management fees			24,616.29
Incentive fees			423,862.58

Total Expenses			448,478.87

Net Income (Loss)			$2,000,608.15

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	458,610.01070	$63,339,586.91	138.11
Current month additions	17,550.16577	2,481,471.04
Current month redemptions	(5,017.55430)	(712,003.83)
Net Income (loss) for current month		2,000,608.15

Net Asset Value, end of current month	471,142.62217	$67,109,662.27	142.44

	Monthly rate of return		3.13%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$10,162.09
Unrealized trading gain/(loss)			65,872.46
Less: commissions			(1,037.99)
Less: FCM fees			(1,051.74)
Foreign currency gain/(loss)			503.72
Interest income			4,761.98

Total Income			79,210.52

EXPENSES

Trading Fee			1,989.91
Management fees			1,162.50
Incentive fees			13,025.94

Total Expenses			16,178.35

Net Income (Loss)			$63,032.17

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	16,858.98998	$1,981,913.52	117.56
Current month additions	164.69106	20,000.00
Current month redemptions	(1,472.06477)	(178,594.53)
Net Income (loss) for current month		63,032.17

Net Asset Value, end of current month	15,551.61627	$1,886,351.16	121.30

	Monthly rate of return		3.18%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$204,250.12
Unrealized trading gain/(loss)			131,103.88
Less: commissions			(970.65)
Less: FCM fees			(3,746.70)
Foreign currency gain/(loss)			2,755.20
Interest income			2,442.80

Total Income			335,834.65

EXPENSES

Management fees			18,765.78
Incentive fees			55,234.93

Total Expenses			74,000.71

Net Income (Loss)			$261,833.94

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	61,946.21043	$7,429,588.98	119.94
Current month additions	2,151.61560	264,718.00
Current month redemptions	(1,205.06987)	(148,366.52)
Net Income (loss) for current month		261,833.94

Net Asset Value, end of current month	62,892.75616	$7,807,774.40	124.14

	Monthly rate of return		3.51%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                      /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$4,734.17
Unrealized trading gain/(loss)			289,806.85
Net change in inter-series payables			(240,903.54)
Less: FCM fees			(9,007.95)
Interest income			12,278.40

Total Income			56,907.93

EXPENSES

Management fees			8,479.03
Incentive fees			—

Total Expenses			8,479.03

Net Income (Loss)			$48,428.90

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,973.02457	$2,899,787.02	107.51
Current month additions	37.13862	4,000.00
Current month redemptions	(51.49465)	(5,615.84)
Net Income (loss) for current month		48,428.90

Net Asset Value, end of current month	26,958.66854	$2,946,600.08	109.30

	Monthly rate of return		1.67%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                      /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(142,076.05)
Unrealized trading gain/(loss)			371,214.75
Less: commissions			(10,753.73)
Less: FCM fees			(5,173.38)
Foreign currency gain/(loss)			110.03
Interest income			11,470.87

Total Income			224,792.49

EXPENSES

Management fees			36,231.84
Incentive fees			12,330.51

Total Expenses			48,562.35

Net Income (Loss)			$176,230.14

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	99,352.24470	$10,684,608.17	107.54
Current month additions	3,514.01182	379,447.00
Current month redemptions	(314.14467)	(33,395.91)
Net Income (loss) for current month		176,230.14

Net Asset Value, end of current month	102,552.11185	$11,206,889.40	109.28

	Monthly rate of return		1.62%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                      /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$304,624.66
Unrealized trading gain/(loss)			(10,647.84)
Less: commissions			(1,281.25)
Less: FCM fees			(4,644.17)
Foreign currency gain/(loss)			2,324.92
Interest income			4,680.83

Total Income			295,057.15

EXPENSES

Management fees			23,260.99
Incentive fees			39,334.27

Total Expenses			62,595.26

Net Income (Loss)			$232,461.89

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	103,918.24088	$13,432,682.13	129.26
Current month additions	6,810.69713	893,844.00
Current month redemptions	(949.72202)	(124,594.15)
Net Income (loss) for current month		232,461.89

Net Asset Value, end of current month	109,779.21599	$14,434,393.87	131.49

	Monthly rate of return		1.72%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                      /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$189,386.79
Unrealized trading gain/(loss)			115,356.20
Less: commissions			(696.45)
Less: FCM fees			(5,133.58)
Foreign currency gain/(loss)			5,929.64
Interest income			1,653.76

Total Income			306,496.36

EXPENSES

Management fees			20,528.82
Incentive fees			3,965.70

Total Expenses			24,494.52

Net Income (Loss)			$282,001.84

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	85,275.39678	$11,661,365.15	136.75
Current month additions	—	—
Current month redemptions	(1,420.39433)	(200,000.00)
Net Income (loss) for current month		282,001.84

Net Asset Value, end of current month	83,855.00245	$11,743,366.99	140.04

	Monthly rate of return		2.41%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                      /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(55,758.01)
Unrealized trading gain/(loss)			2,322.82
Less: commissions			—
Less: FCM fees			(327.75)
Foreign currency gain/(loss)			—
Interest income			1,121.85

Total Income			(52,641.09)

EXPENSES

Management fees			820.39
Incentive fees			—

Total Expenses			820.39

Net Income (Loss)			$(53,461.48)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	10,505.08632	$835,708.38	79.55
Current month additions	81.67542	6,000.00
Current month redemptions	—	—
Net Income (loss) for current month		(53,461.48)

Net Asset Value, end of current month	10,586.76174	$788,246.90	74.46

	Monthly rate of return		-6.41%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                      /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

December 31, 2008

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$67,036.60
Unrealized trading gain/(loss)			(43,103.98)
Less: commissions			(104.04)
Less: FCM fees			(418.77)
Foreign currency gain/(loss)			1,372.61
Interest income			1,878.86

Total Income			26,661.28

EXPENSES

Management fees			1,673.87
Incentive fees			—

Total Expenses			1,673.87

Net Income (Loss)			$24,987.41

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	7,616.95439	$1,039,086.48	136.42
Current month additions	515.28353	72,000.00
Current month redemptions	—	—
Net Income (loss) for current month		24,987.41

Net Asset Value, end of current month	8,132.23792	$1,136,073.89	139.70

	Monthly rate of return		2.41%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                      /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2